EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-25837, 333-45900, 333-67173, 333-81302, 333-85842, 333-85846 and 333-119866) of Crown Holdings, Inc. of our report dated March 10, 2005, except as to Note Z, for which the date is October 28, 2005, relating to the financial statements and financial statement schedule of Crown Holdings, Inc., which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 28, 2005